1


                                  SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934


FILED  BY  REGISTRANT     [X]
FILED  BY  A  PARTY  OTHER  THAN  THE  REGISTRANT     [  ]
CHECK  THE  APPROPRIATE  BOX:
     [X]     PRELIMINARY  PROXY  STATEMENT
     [  ]    CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
             14A-6(E)(2))
     [  ]    DEFINITIVE  PROXY  STATEMENT
     [  ]    DEFINITIVE  ADDITIONAL  MATERIALS
     [  ]    SOLICITING  MATERIAL  PURSUANT  TO  240.14A-12

                                 PIZZA INN, INC.
                 (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

PAYMENT  OF  FILING  FEE  (CHECK  THE  APPROPRIATE  BOX):
[X]     NO  FEE  REQUIRED.

[ ] FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14A-6(I)(1) AND 0-11.
    1)  TITLE  OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:
    2)  AGGREGATE  NUMBER  OF  SECURITIES  TO  WHICH  TRANSACTION  APPLIES:
    3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FOR THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):
    4)  PROPOSED  MAXIMUM  AGGREGATE  VALUE  OF  TRANSACTION:
    5)  TOTAL  FEE  PAID:

[  ]    FEE  PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.
[  ]    CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT
        RULE 0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.
     1)  AMOUNT PREVIOUSLY PAID:
     2) FORM, SCHEDULE OR REGISTRATION STATEMENT NO:
     3)  FILING  PARTY:
     4)  DATE  FILED:

                                 PIZZA INN, INC.
                             3551  PLANO  PARKWAY
                          THE  COLONY,  TEXAS  75056
                              (469)  384-5000

                 NOTICE  OF  ANNUAL  MEETING  OF  SHAREHOLDERS

                      TO  BE  HELD  JANUARY  21,  2004

To  our  Shareholders:

     The Annual Meeting of Shareholders of Pizza Inn, Inc. (the "Company") will be held at the Company's corporate offices, 3551 Plano Parkway, The Colony, Texas 75056, on Wednesday, January 21, 2004, at 11:00 a.m., Dallas time, for the following purposes:

1.     To  elect  three  Class  II  directors;  and

2. To transact such other business as may properly come before the meeting or any adjournments thereof.

     On October 27, 2003, the Company received a notice from Newcastle Partners, L.P. ("Newcastle") that it intends to (1) nominate a competing slate of directors at the Annual Meeting, (2) present at the Annual Meeting proposals to repeal certain of the amendments to the Company's bylaws adopted by the Board of Directors on December 18, 2002 (the "Bylaw Amendments") and (3) seek approval to have all of its expenses incurred in connection with any proxy or other solicitation materials reimbursed by the Company. Newcastle has also advised the Company that it intends to solicit shareholders through a proxy statement.

     THE  BOARD  RECOMMENDS  A  VOTE  "FOR"  THE ELECTION OF ITS NOMINEES ON THE
ENCLOSED WHITE PROXY CARD. THE BOARD FURTHER RECOMMENDS THAT YOU REJECT ANY PROXY SOLICITATION BY NEWCASTLE AND THAT YOU VOTE "AGAINST" NEWCASTLE'S PROPOSALS TO REPEAL THE BYLAW AMENDMENTS AND TO SEEK REIMBURSEMENT FOR ITS PROXY SOLICITATION EXPENSES, IF SUCH PROPOSALS ARE PRESENTED AT THE ANNUAL MEETING. WE URGE YOU TO VOTE "FOR" THE BOARD'S NOMINEES NAMED IN THIS PROXY STATEMENT AND NOT TO EXECUTE ANY PROXY CARD SENT TO YOU BY NEWCASTLE.

Only shareholders of record at the close of business on November 26, 2003 are entitled to notice of, and to vote at, this meeting and any adjournments thereof.

     By  Order  of  the  Board  of  Directors,


     B.  Keith  Clark
     Secretary

December  30,  2003

     THIS ANNUAL MEETING IS OF PARTICULAR IMPORTANCE TO ALL SHAREHOLDERS OF THE COMPANY BECAUSE OF THE ATTEMPT BY NEWCASTLE TO TAKE OVER YOUR BOARD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED WHITE PROXY CARD, AND MAIL IT IN THE STAMPED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. THE ENCLOSED WHITE PROXY CARD IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

                             YOUR VOTE IS IMPORTANT.

                                 PIZZA INN, INC.
                              3551  PLANO  PARKWAY
                           THE  COLONY,  TEXAS  75056
                                 (469)  384-5000

                            PROXY  STATEMENT  FOR  THE
                         ANNUAL  MEETING  OF  SHAREHOLDERS

                        TO  BE  HELD  JANUARY  21,  2004

     The Board of Directors of Pizza Inn, Inc., a Missouri corporation (the "Company"), is soliciting proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Company's corporate offices, 3551 Plano Parkway, The Colony, Texas 75056, on Wednesday, January 21, 2004, 11:00 a.m., Dallas time, and at any adjournments thereof. This Proxy Statement and the enclosed form of proxy were first mailed to the Company's shareholders on or about December 30, 2003.

     If the enclosed WHITE proxy card is signed and returned before the Annual Meeting, it will be voted in accordance with the directions on the proxy. A proxy may be revoked at any time before it is voted by execution of a subsequent proxy, by signed written notice to Pizza Inn, Inc., c/o American Stock Transfer, 59 Maiden Lane, New York, NY 10007, or by voting in person at the Annual Meeting.

                             OUTSTANDING  CAPITAL  STOCK

     The record date for shareholders entitled to notice of, and to vote at, the Annual Meeting is November 26, 2003. At the close of business on that date, there were outstanding 10,068,674 shares of Common Stock, $.01 par value per share ("Common Stock"). No other class of securities of the Company is entitled to notice of, or to vote at, the Annual Meeting.

                       ACTION  TO  BE  TAKEN  AT  THE  MEETING

     The accompanying WHITE proxy card, unless the shareholder otherwise specifies in the proxy, will be voted:
1. FOR the election of the three Class II director nominees named herein, to serve for a term of two years each or until their respective successors are elected and qualified;

2. AGAINST the repeal of certain of the amendments to the Company's bylaws adopted by the Board of Directors on December 18, 2002, if Newcastle Partners, L.P. ("Newcastle") presents a proposal at the Annual Meeting to repeal those amendments;

3. AGAINST the reimbursement by the Company of costs and expenses (including any litigation expenses) incurred by Newcastle in connection with its solicitation of proxies in connection with this Annual Meeting, if Newcastle presents a proposal at the Annual Meeting for the Company to reimburse such costs and expenses and/or to recommend to the Board of Directors that the Company reimburse Newcastle for such expenses; and

4. In the discretion of the proxy holders, as to the transaction of such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors is not presently aware of any other business to be brought before the Annual Meeting.

                                QUORUM AND VOTING

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. In deciding all questions, a holder of Common Stock (a "Shareholder") is entitled to one vote, in person or by proxy, for each share held in his name on the record date. Cumulative voting for the election of directors is not permitted. Thus, a Shareholder is not entitled to cumulate his votes and cast them all for any single nominee or to spread his votes, so cumulated, among more than one nominee. Directors must be elected by a plurality of the votes cast. To be elected as a director, a candidate must be one of the three candidates who receive the most votes out of all votes cast at the Annual Meeting. With respect to all other matters voted on at the Annual Meeting, the affirmative vote of the holders of a majority of the shares present, in person or by proxy, at the Annual Meeting will be required for passage.

     A Shareholder who is present, in person or by proxy, and who withholds his vote in the election of directors, will be counted for purposes of determining whether a quorum exists, but the withholding of his vote will not affect the election of directors. A Shareholder who is present, in person or by proxy, and who abstains from voting on other proposals, will be counted for purposes of a quorum, and the abstention will have the same effect as a vote against the proposals. Broker non-votes will be considered shares present and counted for purposes of determining whether a quorum exists if voting instructions are given as to at least one of the matters to be voted on; however, the presence of such shares will have no effect on the outcome of the vote. If a quorum is not present, in person or by proxy, the meeting may adjourn from time to time until a quorum is obtained.

     With respect to the election of directors, the enclosed WHITE proxy card, if executed and returned, will be voted as directed on the proxy or, in the absence of such direction, FOR the election of the nominees named on the WHITE proxy card as directors. The Board believes that all the nominees will be available to serve as directors. If any nominee is unable to serve, the Board may decide to do one of two things. The Board may recommend a substitute nominee, or the Board may fill the vacancy later. The shares represented by all valid proxies may be voted for the election of a substitute if one is nominated.

On October 27, 2003, the Company received a notice from Newcastle Partners, L.P. ("Newcastle") that it intends to (1) nominate a competing slate of directors at the Annual Meeting, (2) present at the Annual Meeting proposals to repeal the Bylaw Amendments and (3) seek approval to have all of its expenses incurred in connection with any proxy or other solicitation materials reimbursed by the Company. If Newcastle presents the proposals mentioned above at the Annual Meeting, the enclosed WHITE proxy card, if executed and returned, will be voted as directed on the proxy or, in the absence of such direction, AGAINST such proposals.

If any other matters properly come before the meeting, the enclosed proxy will be voted by the proxy holders in accordance with their best judgment.

                                THE PROXY CONTEST

     As of November 15, 2003, Newcastle was the beneficial owner of 3,583,780 shares of the Company's Common Stock, which represents over 35% of the issued and outstanding Common Stock of the Company. The majority of these shares were purchased pursuant to an option granted in December 2002 to Newcastle by Mr. C. Jeffrey Rogers, the Company's former Chief Executive Officer. Pursuant to an agreement with the Company entered into at the time Newcastle acquired the shares from Mr. Rogers, the Board of Directors was required to appoint a representative of Newcastle to each class of directors of the Company. On December 19, 2002, Mark E. Schwarz and Steven J. Pully were appointed to serve as Newcastle's representatives on the Board of Directors in accordance with the Company's agreement with Newcastle.

     At the meeting of the Board of Directors on August 26, 2003, the Nominating and Corporate Governance Committee requested that the Board approve its recommendation to re-nominate all of the existing directors whose terms would expire at the upcoming annual meeting. Mr. Schwarz stated that he had been interviewing potential director nominees for the Board to consider, but had not yet finished his interview process. At Mr. Schwarz's request, the Board of Directors deferred the nomination process until the next regularly scheduled Board meeting on October 14, 2003.

On October 13, 2003, the Board received a memorandum from Mr. Schwarz listing 18 potential candidates for the Board to consider nominating for election at the annual meeting. At the October 14, 2003 Board meeting, Mr. Schwarz stated that he had asked Mr. Taylor and Mr. Ungerman to step down from the Board of Directors and that two new persons should be nominated to replace them. The other members of the Board inquired as to whether Mr. Schwarz had specific nominees for the Board to consider. Mr. Schwarz stated that he had not yet finished his interview process and that he did not have any specific recommendations for the Board at that time.

During the October 14, 2003 meeting, the Board of Directors determined that it needed to make a decision as to the nominees for the annual meeting due to the October 27, 2003 deadline for filing the Company's proxy statement. The members of the Nominating and Corporate Governance Committee again proposed that all three existing directors whose terms were expiring should be re-nominated. The Board members discussed that the experience, qualifications and familiarity with the Company's business made the existing directors valued members of the Board. The Board also took into consideration the fact that Mr. Schwarz was not prepared at that time to make any specific recommendation to the Board. The Board voted to re-nominate all three existing directors who were up for re-election, with Mr. Schwarz and Mr. Pully voting against the proposal.

On October 27, 2003, the Company received a letter from Newcastle stating its intent to nominate Steven J. Pully, Barry M. Barron, Sr., and Robert B. Page to the Board of Directors of the Company at the Annual Meeting and to solicit proxies from shareholders with respect to the election of its nominees.

     On November 7, 2003, the Company received a subsequent letter from Newcastle stating that it intended to substitute Ramon D. Phillips for Robert B. Page as one of its nominees for election at the Annual Meeting.

     On November 10, 2003, the Board of Directors held two meetings and discussed, among other things, certain matters related to the proposed director nominations. At that time, the Board of Directors postponed the Annual Meeting until January 21, 2004 in order to permit the Board and Newcastle additional time to discuss the nominees to be proposed by the Board of Directors at the Annual Meeting and to evaluate additional information regarding whether the election of two new directors proposed by Newcastle could cause a "Change of Control" as defined in the employment agreements between the Company and each of Ronald W. Parker, B. Keith Clark, Ward T. Olgreen and Shawn M. Preator, as discussed below.

     On November 11, 2003, the Company received a subsequent letter from Newcastle stating that it intends to substitute Robert B. Page for Barry M. Barron, Sr. as one of its nominees for election at the Annual Meeting.

     On November 16, 2003, the Board of Directors met and further discussed the "Change of Control" issue and Newcastle's desire for two additional Board seats.

     On December 4, 2003, Newcastle presented a proposal regarding a resolution of its dispute with the Company regarding the proxy contest threatened by Newcastle. As proposed by Newcastle, it would withdraw its alternative slate of directors and support a mutually agreed slate of directors under the following conditions:

(i) Mr. Page would be presented on the Company slate for election to the Board, one of each of Messrs. Schwarz, Pully or Page would be appointed to each Board committee, and Mr. Pully would be named Chairman of the Board;
(ii) the Board of Directors would designate each of Messrs. Schwarz, Pully and Page as an incumbent director as defined in the Company's existing executive employment contracts, and each employee with a contract would waive the Change of Control provision with regards to these three individuals;
(iii) the Board will repeal the bylaw amendments adopted on December 18, 2002, agree not to change the bylaws or the employment contracts before the January 21, 2004 meeting, and agree that any future changes to the Company's bylaws or the existing executive employment contracts can only be approved by a supermajority vote of five of the seven directors; and
(iv) the Company will reimburse Newcastle for all its legal and travel expenses related to these negotiations and its threatened proxy contest, which expenses are currently undetermined.

     After review and discussion by the five non-Newcastle directors (the "Existing Directors"), a counter proposal was submitted to Newcastle on December 8, 2003. Following the points as listed above, the Existing Directors responded as followings:

(i) the Existing Directors are not opposed to including Mr. Page on the Company slate or the committee representation request, but believe that the Chairman of the Board should continue to be elected on an annual basis by a majority of the Board of Directors;

(ii) the Board of Directors does not have the ability to designate a director as incumbent as defined in the Company's executive employment contracts and the individual employees have not agreed to waive the Change of Control provision;

(iii) the Existing Directors are not opposed to revising the relevant sections of the bylaws in a manner to be agreed upon with Newcastle, but are opposed to a supermajority voting requirement;

(iv) the Company and Newcastle will agree to bear their own legal and travel expenses.

The Board of Directors was unable to reach a mutually agreeable compromise on these issues.

     The Board of Directors opposes the election of Messrs. Phillips and Page to the Board of Directors. Although Mr. Page was among the candidates listed in the memorandum provided by Mr. Schwarz to the Board of Directors on October 13, 2003, he was not discussed at the October 14, 2003 meeting. In addition, he has not been discussed at subsequent Board meetings, none of the non-Newcastle representatives of the Board have spoken with Mr. Page and, therefore, the Board of Directors has not had an adequate opportunity to assess his qualifications. Furthermore, the Board believes that the existing directors will be better able to serve the interests of the shareholders of the Company based on their experience, qualifications and familiarity with the Company's business.

     The employment agreements for each of Mr. Ronald Parker, Mr. Keith Clark, Mr. Shawn Preator and Mr. Ward Olgreen provide that that if the employment of any of these executive officers were to terminate for any reason (including the voluntary termination of employment by such officer) within 12 months after a "Change of Control", the Company would be required to make a lump sum payment to the officer in the following amounts: $5.4 million to Mr. Parker, $762,000 to Mr. Clark, $630,000 to Mr. Olgreen and $597,000 to Mr. Preator. The aggregate of these payments for which the Company would be obligated to pay is approximately $7.4 million. Such amounts include tax gross-up payments as a result of excise taxes that such persons would be required to pay due to such payments being deemed to be "excess parachute payments" under the Internal Revenue Code. Of this amount, approximately $3.3 million of the amount paid to Mr. Parker, $451,000 of the amount paid to Mr. Clark, $362,000 of the amount paid to Mr. Olgreen and $369,000 of the amount paid to Mr. Preator would not be deductible by the Company for federal income tax purposes.

In addition, if Mr. Parker were no longer the Chief Executive Officer of the Company, the Company would be in default under approximately $9.5 million of indebtedness owed to Wells Fargo Bank (Texas). Additionally, the Company's interest rate swap agreement will be in default, and as of September 28, 2003, the payoff amount was approximately $800,000.

Under each of the employment agreements, a "Change of Control" is deemed to have occurred if "individuals who, as of [December 16, 2002], constitute[d] the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to [December 16, 2002] whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board."

     Counsel to the Company has delivered to the Board its written legal opinion that, subject to the assumptions, limitations, qualifications and exceptions contained therein, it is of the opinion that a Texas court in a properly presented and argued case should conclude that Messrs. Schwarz, Pully, Phillips and Page would not constitute members of the Incumbent Board and therefore, if the Newcastle nominees are elected to the Board in connection with a proxy contest, a "Change of Control" as defined in the employment agreements discussed above would be deemed to occur. Counsel for Newcastle has informed counsel to the Company that they disagree with this opinion. Additionally, Messrs. Schwarz and Pully have informed the Board that they believe themselves to be incumbent directors.

     The Board of Directors and management believe that electing Messrs. Phillips and Page (or Mr. Barron) to the Board of Directors is contrary to the best interests of the Company's shareholders. The Board of Directors recommends that you reject Newcastle's nominees and vote FOR the Board's nominees on the enclosed WHITE proxy card. WE URGE YOU NOT TO EXECUTE ANY PROXY CARD SENT TO YOU BY NEWCASTLE.

                                  PROPOSAL ONE:

                              ELECTION OF DIRECTORS

     The Company's Restated Articles of Incorporation and By-Laws provide that the Board of Directors shall be divided into two Classes. Currently, a former Board member holds one additional Board seat in a non-voting advisory capacity. The advisory position is not elected, but may be appointed from time to time by vote of the Board of Directors for a period of time as approved by the Board. The terms of the three Class II directors expire at the Annual Meeting. The Board has nominated for election at the Annual Meeting all of the incumbent Class II directors. Each nominated director will serve for a term of two years. Each nominee of the Board has expressed his intention to serve the entire term for which election is sought. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE THREE NOMINEE DIRECTORS LISTED BELOW.

The following table lists the names and ages, as of November 15, 2003, of the three nominee directors, the four Class I directors whose terms of office will continue after the Annual Meeting, the advisory director, the class to which each director has been or will be elected, the year in which each director was first elected, and the annual meeting (assuming that it is held in December) at which the term of each director will expire.


                                                              Director     Term
Nominee  Directors                          Age     Class      Since    Expires
------------------                          ---     -----      -----    -------
Steve A. Ungerman                            59       II        1990       2003
F. Jay Taylor                                80       II        1994       2003
Steven J. Pully                              43       II        2002       2003

Continuing  Directors
---------------------
Bobby L. Clairday                            60        I        1990       2004
Ronald W. Parker                             53        I        1993       2004
Butler E. Powell                             65        I        1998       2004
Mark E. Schwarz                              43        I        2002       2004

Advisory  Director
------------------
Ramon D. Phillips (a)                        70       n/a       2002        n/a

(a) Mr. Phillips previously served as a Class I Director from 1990 through 2002. The position of Advisory Director is subject to Board discretion.


                               EXECUTIVE OFFICERS

 The following table sets forth certain information, as of November 15, 2003, regarding the Company's executive officers:
                                                                    Executive
                                                                      Officer
Name                 Age     Position                                   Since
----                 ---     --------                                   -----
Ronald W. Parker      53     President and Chief Executive Officer       1992

B.  Keith  Clark      41     Senior  Vice President-  Corporate  Development,
                             Secretary   and  General  Counsel           1997

Ward  T.  Olgreen     44     Senior Vice President of Franchise Operations
                             and Concept Development                     1995

Shawn  M.  Preator    34     Chief Financial Officer and Vice President of
                              Distribution                               1999

Danny K. Meisenheimer 43     Vice President of Marketing                 2003

Michael  L.  Iglesias 42     Vice  President  of Franchise Development   2001

James D. Shoemake     36     Vice President of Franchise Services        2002

Barry L. Hill         42     Vice President of Training                  2002

Brian  L.  Waters     52     Vice President of Purchasing -  Norco
                             Division                                    2000

Susan  A. Milliman    38     Vice President of Recruiting and Employee
                             Services                                    2001

  BIOGRAPHIES OF NOMINEE DIRECTORS, CONTINUING DIRECTORS, AND ADVISORY DIRECTOR

     Bobby L. Clairday is an Area Developer of Pizza Inn restaurants and he is President, a Director and sole shareholder of Clairday Food Services, Inc., a Pizza Inn franchisee operating Pizza Inn restaurants in Arkansas. Mr. Clairday is also sole shareholder of Advance Food Services, Inc., a franchisee operating Pizza Inn restaurants in Arkansas. From 1990 until his election as a Director of the Company in January 1993, Mr. Clairday was an ex-officio member of the Board of Directors, serving as a representative of our franchisees. He has served as the President of the Pizza Inn Franchisee Association and as a member of various committees and associations affiliated with the Pizza Inn restaurant system. Mr. Clairday has been a franchisee of the Company for over twenty years and a member of the Board for over nine years.

Ronald W. Parker was appointed President and Chief Executive Officer of the Company in August 2002. Mr. Parker joined the Company in October 1992 and was elected Executive Vice President, Chief Operating Officer, and a Director in
January 1993. He was appointed President in July 2000. From October 1989 to September 1992, he was Executive Vice President and General Manager of the Bonanza restaurant division of Metromedia Steakhouses, Inc. and its predecessor Metsa, Inc. From 1983 to 1989, Mr. Parker served in several executive positions for USACafes, the franchisor of the Bonanza restaurant chain. From 1974 to 1983, Mr. Parker served in several executive positions with Chart House, Inc., a restaurant company with more than 600 units of various brands. He previously worked with a national accounting firm from 1972 to 1974. Mr. Parker also currently serves on the Board of Directors of the Cotton Bowl Athletic Association, the Mississippi State University Foundation, and the Mississippi State University Bulldog Club, Inc. Foundation. Mr. Parker was previously on the Board of Directors of the Mississippi State University Alumni Association.

     Butler E. Powell is Vice President of Business Banking with Hibernia National Bank in Metairie, Louisiana. He has served in various capacities with the bank and its predecessors since 1983. He graduated from Loyola University in New Orleans with BBA and MBA degrees and spent 3 1/2 years with the national accounting firm Ernst and Ernst before entering the banking industry. Mr. Powell was former President and a Director of the New Orleans Athletic Club and served on the Foundation Board of East Jefferson Hospital. He was elected a Director of the Company in January 1998.

Steven J. Pully is the President of Newcastle Capital Management, L.P., a private investment management firm that is the general partner of Newcastle Partners, L.P. Mr. Pully is also a director and officer of Geoworks Corporation, a director of Max-Worldwide, Inc. and a director and Chief Executive Officer of privately-held Pinnacle Frames and Accents, Inc. Prior to joining Newcastle Capital Management, L.P. in late 2001, from May 2000 to December 2001, he was a managing director in the mergers and acquisitions department of Banc of America Securities and from January 1997 to May 2000 he was a senior managing director at Bear Stearns. Prior to becoming an investment banker, Mr. Pully practiced securities and corporate law at the law firm Baker & Botts. Mr. Pully is a CPA and a member of the Texas Bar. Mr. Pully was appointed a Director in December 2002 to fill a vacant Class II Board seat.

Mark E. Schwarz is the Chairman, Chief Executive Officer and Portfolio Manager of Newcastle Capital Management, L.P., a private investment management firm he founded in 1992 that is the general partner of Newcastle Partners, L.P. Mr.
Schwarz is Chairman of the Board and Chief Executive Officer of Hallmark Financial Services, Inc., a director and Chief Executive Officer of Geoworks Corporation and a director of Bell Industries, Inc., Nashua Corporation, S L Industries and Web Financial Corporation. From 1995 through 1999, he was also a Vice President of Sandera Capital Management and in 1998 and 1999 he was a director of Aydin Corporation. Mr. Schwarz was appointed a Director in December 2002 to fill a vacant Class I Board seat.

F. Jay Taylor is an arbitrator in Ruston, Louisiana who is affiliated with the American Arbitration Association and the Federal Mediation and Conciliation Service. He formerly served as a Director of USACafes, Earth Resources, and Mid South Railroad. He was elected a director of First Guaranty Bank in 2001. Dr. Taylor, who received his Ph.D. from Tulane University, served as President of Louisiana Tech University from 1962 to 1987 and currently serves as its President Emeritus. Mr. Taylor was elected a Director of the Company in 1994.

Steve A. Ungerman is a practicing attorney in Dallas, Texas. From January 1, 1998 through December 31, 2000 he was Of Counsel to the law firm of Boswell & Kober, P.C. From August 1997 to December 1997, he was employed by MedSynergies, Inc., a physician practice management company, in the capacity of Special Projects. From September 1996 to August 1997, he was President of MedSynergies, Inc. From September 1996 to December 1997, he was Of Counsel to the law firm of Ungerman, Sweet & Brousseau. Prior to September 1996, he practiced law as a shareholder of Ungerman & Ungerman, P.C. and its predecessors for 28 years in the areas of business matters, commercial finance and mediation. Mr. Ungerman received his Juris Doctor degree from Southern Methodist University. He was elected a Director and Chairman of the Board of Directors of the Company in September 1990.

     Ramon D. Phillips is the former Chairman of the Board, President and Chief Executive Officer of Hallmark Financial Services, Inc., a financial services company. He served as Chairman, President, and Chief Executive Officer of Hallmark from 1989 through 2000, and as Chairman through August 2001. Prior to Hallmark, Mr. Phillips had over fifteen years experience in the franchise restaurant industry, serving in an executive position with Kentucky Fried Chicken (1969-1974) and Pizza Inn, Inc. (1974-1989). He was elected a Director of the Company in 1990 and served through 2002. He was appointed to the position of advisory director in December 2002.


                      BIOGRAPHIES OF NON-DIRECTOR OFFICERS

     B. Keith Clark was appointed Senior Vice President- Corporate Development in October 2002. He joined the Company in February 1997 and was elected General Counsel and Secretary of the Company in March 1997. From June 1994 through February 1997, he was Assistant General Counsel and Assistant Secretary of
American Eagle Group, Inc., a property and casualty insurance holding company. From January 1990 through May 1994, Mr. Clark was a corporate associate in the Dallas office of Akin, Gump, Strauss, Hauer & Feld, L.L.P., a diversified international law firm. Mr. Clark served on the Company's Board of Directors from September 2002 through December 2002. Since 1999 Mr. Clark has been a member of the Board of Directors of the Visiting Nurse Association of Texas, a non-profit corporation providing a variety of home health care services, where he currently serves as Chairman of the Board.

Ward T. Olgreen was appointed Senior Vice President of Franchise Operations and Concept Development in December 2002. He was appointed Vice President of Concept Development in February 1999, and Senior Vice President of Concept Development in July 2000. He joined the Company in September 1991 and served in a variety of operational positions until his appointment in January 1995 as Vice President of International Operations and Brand R& D. Mr. Olgreen was a Branch Manager for GCS Service, Inc., a restaurant equipment service provider, from June 1986 through July 1991.

Shawn M. Preator was appointed Chief Financial Officer and Vice President of Distribution in October 2002. He was elected Vice President in June 2000. He was elected Controller, Treasurer, and Assistant Secretary in April 1999. Mr. Preator had been Assistant Controller for the Company since July 1998. Prior to joining the Company, Mr. Preator was a Senior Financial Analyst at LSG/Sky Chefs, an international airline caterer, from September 1996 to July 1998. Prior to September 1996, Mr. Preator worked for the accounting firm Ernst & Young LLP in its audit department.

Danny K. Meisenheimer was appointed Vice President of Marketing in January 2003 after joining the Company in December 2002. Prior to joining the Company, Mr. Meisenheimer served as Vice President of Marketing for Furr's Restaurant Group since 1995. Mr. Meisenheimer joined the Marketing Department of Furr's in 1991.

Michael L. Iglesias was appointed Vice President of Franchise Development in May 2001. From May 1996 through May 2001, he was Director of Franchise Development for the Company. Prior to joining the Company, Mr. Iglesias was an Area Sales Representative for TCBY Systems, Inc.

James D. Shoemake was appointed Vice President of Franchise Services in May 2002. Mr. Shoemake had been Division Vice President of Traditional Operations since 2000. He joined the Company in 1997 as a Franchise Operations Consultant. Prior to joining the Company, Mr. Shoemake was an International Business Consultant for European and Asian Markets for Brice Group, Inc.

     Barry L. Hill was appointed Vice President of Training in May 2002. Mr. Hill had been Director of Field Training and New Store Opening for the Company since 1999. He joined the Company in 1998 as Training Manager. Prior to joining the Company, Mr. Hill was Director of Training for Whataburger for 15 years.

Brian L. Waters was appointed Vice President of Purchasing - Norco Division in September 2000. He joined the Company in August 1996 as Director of Purchasing. Prior to joining the Company, Mr. Waters was Senior Purchasing Manager for Fast Food Merchandisers from 1993 to 1996.

Susan A. Milliman was appointed Vice President of Recruiting and Employee Services in July 2001. Ms. Milliman had been Director of Human Resources for the Company since 1996. Prior to joining the Company, Ms. Milliman was a Human Resources Generalist for Claim Services Resource Group.


             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information, as of November 15, 2003, with respect to the beneficial ownership of Common Stock by: (a) each person known to be a beneficial owner of more than five percent of the outstanding Common Stock; (b) each director, nominee director, and executive officer named in the section entitled "Summary Compensation Table"; and (c) all directors and executive officers as a group (17 persons). Except as otherwise indicated, each of the persons named in the table below is believed by the Company to possess sole voting and investment power with respect to the shares of Common Stock beneficially owned by such person. Information as to the beneficial ownership of Common Stock by directors and executive officers of the Company has been furnished by the respective directors and executive officers.


Name                                  Shares                            Percent
and Address of                     Beneficially                        of Class
5% Beneficial Owner                   Owned
-------------------                   --------                            -----

C.  Jeffrey  Rogers  (a)
5529  St.  Andrews  Ct
Plano, Texas 75093                      (a)                                 (a)

Newcastle  Partners,  L.P.
Newcastle  Capital  Management,  L.P.
Newcastle  Capital  Group,  L.L.C.  (b)
300  Crescent  Court,  Ste.  1110
Dallas,  TX  75201                   3,583,780                          35.610%

Ronald  W.  Parker  (c)
3551  Plano  Parkway
The Colony, TX 75056                 1,018,173                           9.875%

Steve  A.  Ungerman  (d)                30,566                     Less than 1%
Butler  E.  Powell  (c)                 35,000                     Less than 1%
Bobby  L.  Clairday  (e)                48,900                     Less than 1%
Steven  J.  Pully   (b)                    -0-                              -0-
Mark  E.  Schwarz  (b)               3,593,780                          35.693%
F.  Jay  Taylor  (c)                    20,000                     Less than 1%
B.  Keith  Clark  (c)(f)               168,486                           1.660%
Ward  T.  Olgreen  (c)                 167,739                           1.653%
Shawn M. Preator                        53,918                     Less than 1%
Danny  K. Meisenheimer                     287                     Less than 1%

All  Directors  and
Executive  Officers  as  a
Group  (g)                           5,250,661                        52.170  %


(a) Mr. Rogers was a Director and the Company's Chief Executive Officer until August 21, 2002. For additional information, see "Severance Agreement". On August 21, 2002, Mr. Rogers beneficially owned approximately 3,650,000 shares, or approximately 35% of the total shares then outstanding. On January 3, 2003, Mr. Rogers filed with the Securities Exchange Commission a Form 4 Statement of Changes in Beneficial Ownership showing ownership of 205,000 shares, or approximately 2% of the total shares then outstanding. The Company cannot confirm subsequent changes, if any, in Mr. Rogers' ownership position.

(b) Newcastle Capital Management, L.P. is the general partner of Newcastle Partners, L.P., Newcastle Capital Group, L.L.C. is the general partner of
Newcastle Management, L.P., and Mark E. Schwarz is the managing partner of Newcastle Partners, L.P. Accordingly, each of Newcastle Management, L.P., Newcastle Group, L.L.C., and Mark E. Schwarz may be deemed to beneficially own the shares of Common Stock beneficially owned by Newcastle Partners, L.P. In addition, Newcastle Partners, L.P., Newcastle Management, L.P., Newcastle Group, L.L.C., Mark Schwarz, Steven Pully, Ramon D. Phillips and Robert P. Page are members of a Section 13(d) reporting group and may be deemed to beneficially own shares of Common Stock owned by the other members of the broup. Newcastle Partners, L.P. and Mr. Schwarz are the only members of the group to directly own shares of Common Stock.

(c) Includes vested options and options vesting within 60 days of November 15, 2003 under the Company's stock option plans, as follows: 242,500 shares for Mr. Parker; 12,500 shares for Mr. Powell; 10,000 shares for Mr. Taylor; 106,500 shares for Mr. Clark; 76,500 shares for Mr. Olgreen; and 44,500 shares for Mr. Preator.

(d) Includes 12,283 shares for which Mr. Ungerman shares voting and investment power with his wife.

(e) Includes 18,200 shares for which Mr. Clairday shares voting and investment power with his wife.

(f)     Includes  4,000  shares  held  by  K&A  Clark  Family  Partnership, L.P.

(g) Excludes shares owned by Mr. Rogers who was a Director and an executive officer until August 21, 2002.

                COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board currently consists of seven authorized directors and one non-voting advisory director as described in "Proposal One: Election of Directors" on page 5.

The Board has established Audit, Compensation, Executive, Finance, Nominating and Governance, and Stock Award Plan Committees. The Audit Committee selects independent auditors and reviews audit results. The Compensation Committee reviews and approves remuneration for officers of the Company. The Finance Committee reviews and oversees the Company's capital structure and operating results. The Executive Committee considers business as directed by the Chairman of the Board. The Nominating and Governance Committee considers recommendations for and qualifications of nominees for Director, and provides senior management
guidance  in  matters  of  the  Company's  governance.     The  Nominating  and
Governance Committee will consider nominees recommended by shareholders. See "Shareholder Proposals" for the procedures required to be followed in submitting such recommendations. The Stock Award Plan Committee administers the 1993 Stock Award Plan and the 1993 Outside Directors Stock Award Plan.

     As of November 15, 2003, Messrs. Taylor, Powell, Pully, and Ungerman serve on the Audit Committee; Messrs. Powell, Taylor, and Ungerman serve on the Compensation Committee; Messrs. Clairday and Powell serve on the Stock Award Plan Committee; Messrs. Ungerman, Parker, and Schwarz serve on the Executive Committee; Messrs. Schwarz, Parker, Powell, and Taylor, serve on the Finance Committee; and Messrs. Taylor and Powell serve on the Nominating and Governance Committee.

During fiscal year 2003, the Board of Directors held four meetings. The Audit Committee met four times, the Compensation Committee met three times, the Executive Committee met twelve times, and the Finance Committee met four times. In addition, the Board of Directors and the Compensation and Stock Award Plan Committees took several actions by unanimous written consent in lieu of meetings. Each of the directors attended at least three-fourths of the total number of meetings held by the Board and the committees on which he served.

                       COMPENSATION  OF  DIRECTORS

     A director who is an employee of the Company is not compensated for service as a member of the Board of Directors or any Committee of the Board. Outside directors receive an annual fee of $17,000 plus meeting fees equal to $1,000 per Board meeting and $250 per Committee meeting attended. The Chairman of the Board receives an additional $6,000 annual fee for serving in that capacity. Directors are also reimbursed for Board related expenses.

     Under the 1993 Outside Directors Stock Award Plan each elected outside director is eligible to receive, as of the first day of the Company's fiscal year, options for Common Stock equal to twice the number of shares of Common Stock purchased during the preceding fiscal year or purchases by exercise of previously granted options during the first ten days of the current fiscal year. On the first day of the first fiscal year immediately following the day on which an outside director first becomes eligible to participate in this plan, that outside director shall receive an option to acquire one share of Common Stock for each share of Common Stock owned by such director on this first day of the fiscal year. No outside director shall be entitled to options for more than 20,000 shares per fiscal year. Stock options granted under the plan have an exercise price equal to the market price of the Common Stock on the date of grant and are first exercisable one year after grant.

     Since the beginning of fiscal year 2003, stock options were granted to outside directors pursuant to such plan as follows: on July 1, 2002 options for 10,000 shares were granted to Mr. Powell at an exercise price of $1.280 per share.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board is responsible for providing independent objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of four independent directors and acts under a written charter adopted and approved by the Board of Directors on April 15, 2003. Each of the members of the Audit Committee is independent as defined by the National Association of Securities Dealers' listing standards and as required by the Sarbanes-Oxley Act of 2002 ("Act"). After a full review and analysis, the Board of Directors reaffirmed that each member of the Audit Committee is independent within the meaning of Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards and the rules and regulations of the Securities and Exchange Commission (the "SEC"), as such requirements are defined as of the mailing date of this proxy statement. The Board of Directors has also determined that at least one member of the Audit Committee, Mr. Pully, is an "audit committee financial expert" (as defined by SEC rules and regulations). For an overview of Mr. Pully's qualifications, see the section entitled "Biographies of Nominee Directors, Continuing Directors, and Advisory Director" above.

     The responsibilities of the Audit Committee include reviewing the financial reports and other financial information provided by the Company to any governmental body or the public; the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company's auditing, accounting, and financial reporting processes generally. Consistent with this function, the Audit Committee encourages continuous improvement of, and adherence to, the Company's policies, procedures, and practices at all levels.

     The Committee has been established to: (a) assist the Board in its oversight responsibilities regarding: (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements, and (3) the independent accountant's qualifications and independence; (b) prepare the report required by the United States Securities and Exchange Commission (the "SEC") for inclusion in the Company's annual proxy statement; (c) retain and terminate the Company's independent accountant; (d) approve audit and non-audit services to be performed by the independent accountant; and (e) perform such other functions as the Board may from time to time assign to the Committee. In performing its duties, the Committee shall seek to maintain an effective working relationship with the Board, the independent accountant, and management of the Company.

     The Audit Committee reviewed and discussed the Company's audited financial statements with management. The Audit Committee also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Company's independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

     The Audit Committee is responsible for recommending to the Board that the Company's financial statements be included in the Company's annual report. Based on the discussions with the independent accountants concerning the audit, the financial statement review, and other such matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the June 29, 2003 audited financial statements be included in the Company's 2003 Annual Report on Form 10-K.

     In accordance with the rules of the Securities and Exchange Commission, the foregoing information, which is required by Item 7 of Schedule 14A, shall not be deemed to be "soliciting material", or to be "filed" with the Commission or subject to the Commission's Regulation 14A, other than as provided in that Item, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

          SUBMITTED  BY  THE  AUDIT  COMMITTEE
           OF  THE  COMPANY'S  BOARD  OF  DIRECTORS

               Dr.  F.  Jay  Taylor,  Chairman
               Butler  E.  Powell
               Steven  J.  Pully
               Steve  A.  Ungerman

                           SUMMARY COMPENSATION TABLE

     The following table sets forth the annual compensation of the Chief Executive Officer and the other four most highly compensated executive officers of the Company for the fiscal years ended June 29, 2003, June 30, 2002, and June 24, 2001 (designated as years 2003, 2002, and 2001).


                                                   Annual Compensation
                                            -------------------------------
                                                                             Long-Term
                                                                            Compensation
                                                                                 Awards
                                                                         ------------------
                                                                                                       All
                                                                                Securities -           Other
Name                                                              Other Annual  Underlying         Compensation
                                                                  Compensation  Options                 (d)
(and Principal Position)       Year       Salary ($)    Bonus ($)   ($) (b)   (# of shares)
                             ------    -------------  ---------  -------------  ----------         -------------
C. Jeffrey Rogers . . . . . .  2003(a)$    126,308  $         0  $     15,772          0           $    422,000
(Former Chief . . . . . . . .  2002   $    663,523  $   361,000  $    242,702          0                      0
Executive Officer). . . . . .  2001   $    619,424  $   475,000  $    263,233     62,500                      0


Ronald W. Parker. . . . . . .  2003   $    537,755  $   275,000  $    179,050          0                      0
(President and Chief) . . . .  2002   $    507,885  $   277,300  $    287,863          0                      0
Executive Officer). . . . .  . 2001   $    473,892  $   275,000  $    203,945     62,500                      0


B. Keith Clark (Senior. . .  . 2003   $    186,035  $    53,325  $      2,993          0                      0
Vice President, Secretary,.  . 2002   $    161,884  $    42,500  $          0          0                      0
and General Counsel). .  . . . 2001   $    148,538  $    22,000  $          0     40,000                      0


Ward T. Olgreen . . .  . . . . 2003   $    160,904  $    34,700  $      3,769          0                      0
(Senior Vice President. . . .  2002   $    147,596  $    32,250  $          0          0                      0
of Franchise Operations and .  2001   $    134,615  $    17,250  $          0     37,500                      0
Concept Development)

Shawn M. Preator. . . . . . .  2003   $    139,650  $    42,750  $      3,042          0                      0
(Chief Financial Officer and.  2002   $    107,923  $    21,000  $          0          0                      0
Vice President of Distribution)2001   $     92,737  $    22,500  $          0     36,000                      0

Danny K. Meisenheimer . . . . .2003   $     65,244  $    13,000  $          0          0                      0
Vice President of
Marketing (c )


     (a) Mr. Rogers was a Director and the Company's Chief Executive Officer until August 21, 2002. Figures shown are for the period July 1, 2002 through August 21, 2002. For additional information, see "Severance Agreement".

(b) Includes: for Mr. Rogers, life insurance benefits (which includes the payment of related taxes) of $86,489 in 2002 and 2001, supplemental retirement benefits (which includes the payment of related taxes) of $43,860 in 2002 and 2001, and life and disability insurance benefits (which includes the payment of related taxes) of $11,050 in 2003, and $43,860 in 2002 and 2001; for Mr. Parker, in 2003 a $150,000 allowance for life and disability benefits, secondary medical benefits, and supplemental retirement benefits, a car allowance of $17,330 in 2003, and life insurance benefits (which includes the payment of related taxes) of $10,879 in 2003, and $77,546 in 2002 and 2001, supplemental retirement benefits (which includes the payment of related taxes) of $43,860 in 2002 and 2001, and life and disability insurance benefits (which includes the payment of related taxes) of $43,860 in 2002 and 2001; in 2003 a car allowance of $2,993 for Mr. Clark, $3,769 for Mr. Olgreen, and $3,042 for Mr. Preator.

(c) Includes compensation for Mr. Meisenheimer from his employment date of December 31, 2002.

(d) Amounts paid pursuant to Severance Agreement dated August 21, 2002, as follows: severance payments of $195,000 and $120,000; $50,000 for continuing insurance coverage; $25,000 for executive recruiting services; and $32,000 for legal expenses. For additional information, see "Severance Agreement".

              AGGREGATED  OPTION  EXERCISES  IN  LAST  FISCAL  YEAR
                        AND  FISCAL  YEAR-END  OPTION  VALUES

     The following table sets forth information regarding stock options exercised during fiscal year 2003 and unexercised stock options held at the end of fiscal year 2003 by the Chief Executive Officer and the other four most highly compensated executive officers of the Company. The closing bid price for the Company's Common Stock, as reported by the National Association of Securities Dealers Automated Quotation System, was $2.15 on June 27, 2003, the last trading day of the Company's fiscal year.



                                                                      Value  of
                                               Number  of           Unexercised
                                              Unexercised          In-the-Money
                                              Options  at           Options  at
                   Shares                     Fiscal Year End      Fiscal  Year
                Acquired on  Value Realized  (Exercisable/    End (Exercisable/
Name            Exercise  (#)       ($)      Unexercisable)(#)   Unexercisable)
---------      -------------    --------------  ----------------- --------------

Ronald W. Parker     --          --               242,500     (e)     $     -0-
                                                      -0-     (u)     $     -0-

B.  Keith  Clark     --          --               106,500     (e)     $   4,500
                                                      -0-     (u)     $     -0-

Ward  T.  Olgreen     --          --               76,500     (e)     $   4,500
                                                      -0-     (u)     $     -0-

Shawn  M.  Preator     --          --              44,500     (e)     $   4,500
                                                      -0-     (u)     $     -0-

Danny  K.  Meisenheimer     --          --            -0-     (e)     $     -0-
                                                      -0-     (u)     $     -0-

C.  Jeffrey  Rogers  (a)     --          --           -0-     (e)     $     -0-
                                                      -0-     (u)     $     -0-

(a) Mr. Rogers was a Director and the Company's Chief Executive Officer until August 21, 2002. For additional information, see "Severance Agreement" below.

(e)     Denotes  exercisable  options.
(u)     Denotes  unexercisable  options.


                        OPTION GRANTS IN LAST FISCAL YEAR

     During fiscal year 2003 the Company did not grant any stock options to the Chief Executive Officer or any of the other four most highly compensated executive officers of the Company.


         Individual Grants                                                             Potential Realizable Value at
                                                                                       Assumed Annual Rates of Stock
                                                                                       Price Appreciation for Option
                                                                                              Term
                                % of Total Options
                                    Granted to       Exercise
                      Options      Employees in       Price      Expiration
Name               Granted (#)      Fiscal Year      ($/Share)       Date                           5%           10%
------            ------------- -----------------   ----------   ---------                        -----         ----

Ronald W. Parker           0             -            $ -              -                            $ -           $-


B. Keith Clark             0             -            $ -              -                            $ -           $-

Ward T. Olgreen            0             -            $ -               -                           $ -           $-

Shawn M. Preator           0             -            $ -               -                           $ -           $-

Danny K. Meisenheimer      0             -            $ -               -                           $ -           $-

C. Jeffrey Rogers (a)      0             -            $ -               -                           $ -           $-

(a) Mr. Rogers was a Director and the Company's Chief Executive Officer until August 21, 2002. For additional information, see "Severance Agreement" below.



           COMPENSATION  COMMITTEE  AND  STOCK  AWARD  PLAN  COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is comprised of three independent, non-employee directors. The Compensation Committee is responsible for establishing the level of compensation of the executive officers of the Company. The Stock Award Plan Committee, which administers the 1993 Stock Award Plan, is also composed of three non-employee directors.

The Compensation Committee and the Board have adopted a charter for the Compensation Committee to conform to the Committee's responsibilities to the revised standards of Nasdaq, new rules adopted by the Securities and Exchange Commission, and the provisions of the Sarbanes-Oxley Act of 2002.

     In its administration and periodic review of executive compensation, the Compensation Committee believes in aligning the interests of the executive officers with those of the Company's shareholders. To accomplish this, the Compensation Committee seeks to structure and maintain a compensation program that is directly and materially linked to operating performance and enhancement of shareholder value.

     The Company intends for all compensation paid to its executives to be fully deductible under federal income tax laws. The Internal Revenue Code imposes certain limitations on compensation in excess of $1 million per year paid to executives. The Compensation Committee believes that performance based bonuses and stock options granted to its executive officers will continue to be fully deductible.

CHIEF  EXECUTIVE  OFFICER

The salary and bonus of Ronald W. Parker, Chief Executive Officer of the Company from August 21, 2002, is determined by the Compensation Committee.

In reviewing Mr. Parker's agreement, the Compensation Committee found his compensation terms to be in line with compensation packages of chief executive officers at similar companies. The bonus program established in Mr. Parker's agreement was based on Company performance related to revenue, net income, new store openings, store sales, Company stock price, store closings, and Company expenses. Termination provisions were found to be industry competitive and in line with historical performance and expected future contributions, and help to ensure his continued leadership. See section entitled "Executive Employment Contracts".

FORMER  CHIEF  EXECUTIVE  OFFICER

     The salary and bonus of C. Jeffrey Rogers, Chief Executive Officer of the Company through August 21, 2002, was paid pursuant to his most recent Employment Agreement, effective as of July 1, 1999, as amended on April 20, 2001.

EXECUTIVE  OFFICERS

     Salaries of the executive officers, excluding Mr. Parker, are reviewed annually and adjusted based on competitive practices, changes in level of responsibilities and, in certain cases, individual performance measured against goals. The Compensation Committee strongly believes that maintaining a competitive salary structure is in the best interest of shareholders. It believes the Company's long-term success in its marketplace is best achieved through recruitment and retention of high caliber executives who are highly skilled in the industry.

     Bonus targets for the four most highly paid executive officers, other than the Chief Executive Officer, are set annually. The 2003 bonuses for Mr. Clark, Mr. Olgreen, Mr. Preator, and Mr. Meisenheimer were based on individual performance, the performance of departments within their responsibility, and certain goals related to Company operations for the fiscal year.

STOCK  OPTIONS

     The Company established the 1993 Stock Award Plan for the purpose of aligning employee and shareholder interests. Under this plan, stock options are granted from time to time to certain executive officers, as well as other employees, based upon their relative positions and responsibilities, as well as historical and expected contributions to Company growth. During fiscal year 2003, the Company did not grant stock options to employees.

     Submitted  by  the:


 COMPENSATION  COMMITTEE                     STOCK  AWARD  PLAN  COMMITTEE

            Butler  E.  Powell, Chairman     Bobby L. Clairday, Chairman
            F.  Jay  Taylor                  Butler  E.  Powell
            Steve  A.  Ungerman


                         EXECUTIVE EMPLOYMENT CONTRACTS

     Ronald W. Parker, B. Keith Clark, Ward T. Olgreen and Shawn M. Preator each entered into an Employment Agreement with the Company on December 16, 2002 which contained the following provisions: (i) a term that currently extends through December 31, 2007 for Mr. Parker and December 31, 2005 for Messrs. Clark, Olgreen and Preator; (ii) the respective executive's compensation will be determined each year by the Compensation Committee; (iii) each executive may be terminated with or without cause, with cause including, but not limited to, breach of monetary obligation to the Company, violation of the employment agreement, fraud against the Company and failure to substantially perform required duties, each as described in such agreement; (iv) each executive shall receive an annual salary not less than his current salary and a bonus for Mr. Parker of not less than fifty percent of his annual salary based on Company performance related to revenue, net income, new store openings, store sales, Company stock price, store closings, and Company expenses, and a bonus for each of Messrs. Clark, Olgreen and Preator of not less than twenty percent of their respective annual salary based on individual performance, the performance of departments within their responsibility, and certain goals related to Company operations for the fiscal year; (v) each executive is bound by obligations to the Company related to the protection of the Company's trade secrets and confidential information; and (vi) each executive is bound to arbitrate disputes related to their employment agreement.

     Mr. Parker, Mr. Clark, Mr. Olgreen, or Mr. Preator may terminate their respective agreements at any time within 12 months after a "change of control" of the Company occurs. Change of control is defined as: (a) a transfer of substantially all of the assets of the Company to any person, group or entity other than a person, group or entity that is controlled by the executive; (b) the Company is merged with or into another corporation and the shareholders of the Company prior to such merger own less than 50% of the voting stock of the Company or other surviving corporation after the merger; (c) an unapproved change in the majority of the Company's Board of Directors; or (d) a person, entity or group (other than (i) the Company or (ii) an employee benefit plan sponsored by the Company) acquires 50% or more of the voting stock of the Company. If the Company terminates Mr. Parker's employment without cause, or if Mr. Parker terminates his employment upon a "change of control," he will be entitled to a lump sum payment equal to four times (i) his highest annual salary over the last three years plus (ii) the highest bonus and other cash compensation received by Mr. Parker during the last three years. If the Company terminates Mr. Clark's, Mr. Olgreen's, or Mr. Preator's employment without cause, or if Mr. Clark, Mr. Olgreen, or Mr. Preator terminates his employment upon a "change of control", he will be entitled to a lump sum payment equal to two and one-half times the base amount of his annual compensation, as calculated according to Section 280G of the Internal Revenue Code. In addition, Mr. Parker, Mr. Clark, Mr. Olgreen and Mr. Parker would be entitled to an additional "tax gross-up" payment as a result of any excise tax that such person is required to pay as a result of such payment being deemed to be an "excess parachute payment" under the Internal Revenue Code. Each agreement includes a noncompetition covenant that would apply for a stated number of years after termination of employment. The number of years for the non-competition covenant is equal to the number of years by which the respective executive's compensation is multiplied pursuant to any severance payments made to such executive. See "The Proxy Contest" for additional information with respect to the potential effects of the election at the Annual Meeting of Newcastle's nominees to the Board of Directors.

     C. Jeffrey Rogers and the Company entered into an Employment Agreement, executed October 1, 1999 and effective as of July 1, 1999, and an Amendment to the Employment Agreement executed April 20, 2001, for a term to extend through June 30, 2004. Mr. Rogers' employment agreement terminated upon his resignation from the Company on August 21, 2002. Certain benefits and payments to Mr. Rogers' provided for in the agreement ceased at that time. See the section below entitled "Severance Agreement".

                               SEVERANCE AGREEMENT

     On August 21, 2002, Mr. Rogers and the Company entered into a Severance Agreement and Release (the "Severance Agreement") in connection with Mr. Rogers' resignation of his position as a Director and Chief Executive Officer of the Company. Pursuant to the terms of the Severance Agreement, Mr. Rogers agreed, among other things, to (1) resign from all positions with the Company and its affiliates, (2) generally release the Company from potential claims that he might have against the Company, including any claims for severance payment under his employment agreement, (3) not disclose the Company's confidential information, and (4) enter into a covenant not to sue the Company, its affiliates, officers, or employees. In return, the Company agreed to pay Mr. Rogers approximately $415,000, consisting of accrued vacation, severance pay, life insurance premiums, executive recruiting assistance, and legal fees, plus the amount of any unpaid salary through August 21, 2002.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 6, 1999, the Company loaned C. Jeffrey Rogers, the Company's Chief Executive Officer, approximately $1.95 million to acquire 700,000 shares of the Company's Common Stock through the exercise of vested stock options previously granted to him by the Company. The interest rate on the loan was the same floating interest rate the Company pays on its credit facility with Wells Fargo (Texas), N. A. ("Wells Fargo"). As collateral for the loan, Mr. Rogers granted the Company a second lien on 2,749,000 shares of the Company's Common Stock and certain real property. The Company agreed to subordinate its loan to an existing personal loan made by Wells Fargo to Mr. Rogers. The Wells Fargo loan was secured by a first lien on the collateral pledged to the Company. The principal amount outstanding at all times during fiscal year 2002 was approximately $1,949,000. In August 2002, the Board, based upon a review of certain financial information provided by Mr. Rogers, determined that the collection of the promissory note was doubtful. The Company recorded a charge in the fourth quarter of fiscal 2002 to fully reserve for the possible nonpayment. On August 21, 2002, Mr. Rogers resigned from the Company. On December 9, 2002, Mr. Rogers repaid the loan to the Company, including all accrued interest expense and related costs. The Company reversed the pre-tax reserve in the second quarter of fiscal 2003.

On October 6, 1999, the Company loaned Ronald W. Parker, the Company's President and Chief Operating Officer, approximately $557,000 to acquire 200,000 shares of the Company's Common Stock through the exercise of vested stock options previously granted to him by the Company. On July 7, 2000, the Company loaned Mr. Parker approximately $302,000 to acquire an additional 200,000 shares of the Company's Common Stock through the exercise of vested stock options previously granted to him by the Company. The interest rate on the loans is the same floating interest rate the Company pays on its credit facility with Wells Fargo. As collateral for the loans, Mr. Parker granted the Company (i) a first lien on 100,000 previously purchased shares of the Company's Common Stock and certain real property, and (ii) a second lien in certain additional real property. After the July 7 loan, the principal amount outstanding was $859,000. Mr. Parker paid the Company approximately $170,000 of the principal amount, leaving a current principal loan balance at fiscal year end of approximately $689,000. All amounts are due and payable on each loan on June 30, 2004.

     The Board of Directors approved each loan, with the specific terms and collateral being approved by the Compensation Committee.

     Bobby L. Clairday is President and sole shareholder of Clairday Food Services, Inc. and is sole shareholder of Advance Food Services, Inc., both of which are franchisees of the Company. Mr. Clairday also holds area development rights in his own name. Mr. Clairday currently operates 12 restaurants in Arkansas, either individually or through the corporations noted above. As franchisees, the two corporations purchase a majority of their food and other supplies from the Company's distribution division. In fiscal year 2003, purchases by these franchisees made up 6% of the Company's food and supply sales, and royalties, license fees, and area development fees from Mr. Clairday and such franchisees made up 4% of the Company's franchise revenues.

                              SHAREHOLDER PROPOSALS
            REPEAL OF BYLAW AMENDMENTS AND REIMBURSEMENT OF EXPENSES

     On October 27, 2003, the Company received a notice from Newcastle that it intends to solicit the consent of shareholders at the Annual Meeting through a proxy statement to repeal certain of the amendments to the Company's bylaws adopted by the Board of Directors of the Company on December 18, 2002 (the "Bylaw Amendments") and to seek approval to have all of its expenses incurred in connection with any proxy or other solicitation materials reimbursed by the Company. On November 7, 2003, the Company received a subsequent letter from Newcastle advising the Company that the specific shareholder proposals that it intends to present at the Annual Meeting are as follows:

-     the  adoption  of  a  resolution  repealing  the amendment to Article III,
Section 7, new Article III, Section 13 and new Article IV, Section 6 of the Amended and Restated Bylaws of Pizza Inn adopted by the Pizza Inn Board on December 18, 2002; and
- the adoption of a resolution recommending to the Pizza Inn Board that Pizza Inn reimburse Newcastle for all expenses (including any litigation expenses) it incurs in connection with its solicitation of proxies for the Annual Meeting.

REPEAL  OF  BYLAW  AMENDMENTS

The amendments to the Company's bylaws that Newcastle seeks to repeal are discussed below.

Article III, Section 7 (which deals with who is authorized to call a special meeting of shareholders) was amended to delete the ability of shareholders owning at least one-third (1/3) in amount of the entire capital stock of the Company issued and outstanding to call a special meeting.

Article III, Section 13 (which requires shareholders to provide advance notice to the Company of matters that shareholders wish to raise at shareholder meetings) was added to the Bylaws. The full text of Article III, Section 13 is as follows:

SECTION 13. BUSINESS AT SHAREHOLDERS' MEETING. At any meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before a meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting; provided, however, that in the event that less than sixty-five (65) days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received no later than the close of business on the fifteenth (15th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such shareholder's notice to the Secretary shall set forth (a) as to each matter the shareholder proposes to bring before the meeting, a brief description of business desired to be brought before the meeting and the reasons for conducting such business at the meeting, and (b) as to the shareholder giving the notice (i) the name and record address of the shareholder, (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder and (iii) any material interest of the shareholder in such business. No business shall be conducted at a meeting of the shareholders unless proposed in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the foregoing procedure and such business shall not be transacted. To the extent this Section 13 shall be deemed by the Board of Directors or the Securities and Exchange Commission, or finally adjudged by a court of competent jurisdiction, to be inconsistent with the right of shareholders to request inclusion of a proposal in the Corporation's proxy statement pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, such rule shall prevail.

     Article IV, Section 6 (which requires shareholders to provide advance notice to the Company of individuals that shareholders desire to nominate for election to the Board of Directors at a meeting of the shareholders called for the purpose of electing directors) was also added to the bylaws. The full text of Article IV, Section 6 is as follows:

SECTION 6. NOMINATIONS TO BOARD OF DIRECTORS. Nominations of persons for election to the Board of Directors of the Corporation at a meeting of the shareholders may be made by or at the direction of the Board of Directors or may be made at a meeting of shareholders by any shareholder of the Corporation who is entitled to vote for the election of Directors at the meeting in compliance with the notice procedures set forth in this Section 6 of Article IV. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting; provided, however, that in the event that less than sixty-five (65) days notice or prior public disclosure of the date of the meeting is given or made no later than the close of business on the fifteenth (15th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such shareholder's notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person and
(iv) any other information related to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice (i) the name and record address of the shareholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as Director of the Corporation. No person shall be eligible for election as a Director of the Corporation at a meeting of the shareholders unless such person has been nominated in accordance with the procedures set forth herein. If the facts warrant, the Chairman of the meeting shall determine and declare to the meeting that a nomination does not satisfy the requirements set forth in the preceding sentence and the defective nomination shall be disregarded. Nothing in this Section 6 shall be construed to affect the requirements for proxy statements of the Corporation under Regulation 14A of the Exchange Act.

     At the time the Board of Directors approved the Bylaw Amendments, it determined that the amendments were in the best interests of the Company. The Board of Directors continues to believe that the Bylaw Amendments are in the best interest of the Company and therefore recommends that shareholders vote AGAINST the repeal of the Bylaw Amendments.

     The Bylaw Amendments established an advance notice procedure with regard to the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors (the "nomination procedure") and with regard to certain matters to be brought before a meeting of shareholders (the "business procedure"). If the chairman presiding at the meeting determines that a person was not nominated in accordance with the nomination procedure, such person will not be eligible for election as a director, or if the chairman presiding determines that other business was not properly brought before such meeting in accordance with the business procedure, such business will not be conducted at such meeting. Nothing in the nomination procedure or the business procedure preclude discussion by any shareholder of any nomination or business properly made or brought before the annual meeting of shareholders in accordance with the procedures specified in the bylaws.

     By requiring advance notice of nominations by shareholders, the nomination procedure affords the Board of Directors an opportunity to consider the qualification of the proposed nominees and, to the extent deemed necessary or desirable by the Board of Directors, to inform the shareholders about such qualifications. By requiring advance notice of proposed business, the business procedure provides the Board of Directors with an opportunity to inform shareholders of any business proposed to be conducted at a meeting and the Board of Directors' position on any such proposal, enabling shareholders to better determine whether they desire to attend the meeting or grant a proxy to the Board of Directors as to the disposition of such business. In addition, the business procedure provides for a more orderly procedure for conducting the annual meeting of shareholders. Although our bylaws do not give the Board of Directors any power to approve or disapprove shareholder nominations for the election of directors or any other business desired by shareholders to be conducted at an annual meeting, our bylaws may have the effect of precluding a nomination for the election of directors or of precluding any other business at a particular annual meeting if the proper procedures are not followed.

     The Bylaw Amendments also limited the calling of special meetings of shareholders to the chief executive officer or a majority of the Board of Directors. This amendment eliminated the ability of the holders of 1/3 of the Company's outstanding stock from accelerating a meeting of shareholders in order to bring a proposal for shareholder approval. The purpose of this amendment was to prevent a significant shareholder or proxy contestant from forcing shareholder consideration of a proposal before the Board has had an opportunity to review the proposal.

     The Bylaw Amendments may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company, even if the conduct of such business or such attempt might be beneficial to the Company and its shareholders. The existence of anti-takeover provisions (whether the intention of these provisions is to effect an anti-takeover plan or whether the anti-takeover effect is merely incidental) has disadvantages and advantages to the shareholders. On the one hand, the existence of anti-takeover provisions may tend to lower the market price of the Company's Common Stock because the Company may be less attractive to third parties who would otherwise be interested in accumulating stock in a takeover attempt, but are discouraged from doing so because of the anti-takeover provisions. Anti-takeover provisions may also result in an issuer's management becoming entrenched and not readily susceptible to changes in management sought by the shareholders. On the other hand, the existence of anti-takeover provisions may be helpful to the Company and the shareholders because they might make the Company less vulnerable to a takeover of the Company at a time when the market price of the Common Stock is low relative to the perceived value of the Company, and the existence of anti-takeover provisions might insulate the Company's management from pressure to enter into transactions or take other actions that might not be in the best interest of the shareholders.

EXPENSE  REIMBURSEMENT

Because the Board of Directors believes that the repeal of the Bylaw Amendments would not be in the best interest of the Company, the Board of Directors does not believe that the Company should reimburse Newcastle for the expenses (including any litigation expenses) incurred by it in connection with any proxy or other solicitation materials seeking the repeal of the Bylaw Amendments.

RECOMMENDATION  OF  BOARD  OF  DIRECTORS

     IF NEWCASTLE PRESENTS ITS PROPOSALS TO REPEAL THE BYLAW AMENDMENTS AT THE ANNUAL MEETING AND/OR TO SEEK REIMBURSEMENT OF ITS PROXY SOLICITATION EXPENSES, THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "AGAINST" THESE PROPOSALS.

                              INDEPENDENT AUDITORS

     For the Company's fiscal year beginning June 30, 2003, the Audit Committee has selected BDO Seidman LLP certified public accountants as the independent auditors of the Company for fiscal year 2004. A representative of BDO Seidman LLP will be present at the Annual Meeting, will be available to respond to appropriate questions, and will have an opportunity to make a statement.

For fiscal 2004, BDO Seidman replaces PricewaterhouseCoopers LLP, which was the Company's independent auditor for the fiscal year ending June 29, 2003. The Company does not anticipate that a representative of PricewaterhouseCoopers will be present at the Annual Meeting, nor does it anticipate that a representative will be available to make a statement or to answer questions. The decision to change accountants was made by vote of the Board's Audit Committee, and the dismissal of PricewaterhouseCoopers became effective on October 8, 2003. During fiscal years 2002 and 2003, there were no disagreements between the Company's senior management and PricewaterhouseCoopers' senior audit personnel on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure such that would have caused PricewaterhouseCoopers to have made reference to the subject matter of such disagreements in connection with its audit report.

AUDIT FEES. The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company's annual financial statements for the year ended June 29, 2003 and the reviews of the financial statements included in the Company's Forms 10-Q for that year were $129,540.

FINANCIAL INFORMATION SYSTEM DESIGN AND IMPLEMENTATION FEES. During fiscal year 2003, PricewaterhouseCoopers LLP did not bill the Company for any professional services for financial information systems design and implementation.

ALL OTHER FEES. All other fees billed by PricewaterhouseCoopers LLP for fiscal year 2003 totaled $62,580, including audit-related services of $13,656 and non-audit services of $48,924. Non-audit services generally include fees for a change in tax accounting method, tax return preparation, foreign tax analysis and calculation, and review of the Company's Franchise Offering Circular.

In considering and authorizing these payments to PricewaterhouseCoopers LLP for services unrelated to performance of the audit of the Company's financial statements, the Audit Committee has determined that the change in tax accounting method services, tax return preparation, foreign tax analysis and calculation, and review of the Company's franchise offering circular undertaken by PricewaterhouseCoopers LLP are not inconsistent with its performance of the audit and financial statement review functions and are compatible with maintaining its independence.

                      SECTION  16(A)  BENEFICIAL  OWNERSHIP
                              REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 ("Act") requires the Company's executive officers and directors and the persons who own more than ten percent of the Company's Common Stock to file initial reports of ownership of Common Stock and reports of changes of ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. and to furnish the Company with copies of such reports. The Company believes that, during the preceding fiscal year, all of the Company's executive officers, directors, and holders of more than 10% of its Common Stock timely filed all reports required by Section 16(a) of the Exchange Act.

                              SHAREHOLDER PROPOSALS
                           FOR THE 2004 ANNUAL MEETING

     If a shareholder wishes to present a proposal at the Annual Meeting of Shareholders tentatively scheduled for January 25, 2005, the shareholder must deliver his or her proposal to the Company at its principal executive offices no later than August 5, 2004, in such form as required under rules issued by the Securities and Exchange Commission, in order to have that proposal included in the proxy materials of the Company for such Annual Meeting of Shareholders.

Unless the Company's advance notice bylaw provision is repealed at the Annual Meeting, if a shareholder intends to submit a matter for consideration at next year's meeting, other than by submitting a proposal to be included in the Company's proxy statement, the shareholder must give timely notice according to the Company's bylaws. Those bylaws provide that, to be timely, a shareholder's notice must be received by the Company's Corporate Secretary at 3551 Plano Parkway, The Colony, Texas 75056, not less than 50 days nor more than 75 days prior to the meeting. However, if less than 65 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, you must deliver your notice to the Company no later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. For each matter the shareholder intends to bring before the meeting, the notice must specify: (a) the name and address of the shareholder as they appear on the books of the Company; (b) the class and number of shares of the Company's stock that are beneficially owned by the shareholder; (c) any material interest of the shareholder in the proposed business described in the notice; (d) if such business is a nomination for director, each nomination sought to be made, together with the reasons for each nomination, a description of the qualifications and business or professional experience of each proposed nominee and a statement signed by each nominee indicating his or her willingness to serve if elected, and disclosing the information about him or her that is required by the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder to be disclosed in the proxy materials for the meeting involved if he or she were a nominee of the Company for election as one of its directors; (e) if such business is other than a nomination for director, the nature of the business, the reasons why it is sought to be raised and submitted for a vote of the shareholders and if and why it is deemed by the shareholder to be beneficial to the Company; and (f) if so requested by the Company, all other information that would be required to be filed with the Securities and Exchange Commission (the "SEC") if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to Section 14 of the Exchange Act.

                             STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative annual total shareholder return (change in share price plus reinvestment of any dividends) on the Company's Common Stock versus two indexes for the past five fiscal years. The graph assumes $100 was invested on the last trading day of the fiscal year ending June 28, 1998. Prior to the first quarter of fiscal year 1998 and subsequent to the second quarter of fiscal year 2001, the Company did not pay cash dividends on its Common Stock during the applicable period. The Dow Jones Equity Market Index is a published broad equity market index. The Dow Jones Entertainment and Leisure Restaurant Index is compiled by Dow Jones and Company, Inc., and is comprised of seven public companies, weighted for the market capitalization of each company, engaged in restaurant or related businesses (CKE Restaurants, Inc., Brinker International, Inc., Cracker Barrel Old Country Store, Inc., Darden Restaurants, Inc., McDonald's Corporation, Tricon Global Restaurants, Inc., and Wendy's International, Inc.).







                                          Cumulative Total Return
                              6/28/1998    6/27/1999  6/25/2000  6/24/2001  6/30/2002  6/29/2003


PIZZA INN, INC. . . . . .          100.00      69.93      75.45      48.48      28.60      48.03
DOW JONES US TOTAL MARKET          100.00     115.99     131.10     111.93      92.17      93.20
DOW JONES US RESTAURANTS.          100.00     111.42      88.09      90.35     107.16      96.08


















                                  MISCELLANEOUS

The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The expense of preparing, printing, and mailing the proxy and the material used in the solicitation thereof will be borne by the Company. The Company anticipates that its costs and expenses related to the solicitation of proxies pursuant to this proxy statement will be approximately $25,000 more than what the Company would normally spend for the solicitation of proxies in connection with an annual meeting. In addition to the use of the mails, proxies may be solicited by directors and officers of the Company by personal interview, telephone or telefax. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses of such solicitation.

     A  COPY  OF  THE  COMPANY'S  ANNUAL REPORT ON FORM 10-K EXCLUDING EXHIBITS,
DATED SEPTEMBER 25, 2003, IS BEING FURNISHED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. COPIES OF SUCH EXHIBITS WILL BE FURNISHED UPON WRITTEN REQUEST AND UPON REIMBURSEMENT OF THE COMPANY'S REASONABLE EXPENSES FOR FURNISHING SUCH EXHIBITS. REQUESTS SHOULD BE ADDRESSED TO PIZZA INN, INC., 3551 PLANO PARKWAY, THE COLONY, TEXAS 75056, ATTENTION: CORPORATE SECRETARY.

This Proxy, when properly executed, will be voted by the Proxies in the manner designated below. If this Proxy is returned signed but without a clear voting designation, the Proxies will vote FOR Item 1 and AGAINST Items 2 and 3.
                                       Please  mark  Your  votes  as  indicated
                                            in  this  example.    [X]




THE  BOARD  OF  DIRECTORS  RECOMMENDS  A  VOTE  FOR  ITEM  1.
Item  1.     ELECTION  OF  CLASS II DIRECTORS.
                                           Nominees: Steven J. Pully,
                                                     F. Jay  Taylor,
                                                     Steve  A.  Ungerman
              WITHHELD
     FOR     FOR  ALL     WITHHELD  FOR: (Write that nominee's name in the space
                                           provided below).
   [  ]         [  ]                    ______________________________________

THE  BOARD  OF  DIRECTORS  RECOMMENDS  A  VOTE  AGAINST  ITEMS  2  AND  3
IF  THEY  ARE  PRESENTED  AT  THE  ANNUAL  MEETING
                                               For          Against     Abstain
Item  2.  REPEAL  OF  BYLAW  AMENDMENTS        [ ]             [ ]        [ ]

Item  3.  REIMBURSEMENT  OF  NEWCASTLE  PROXY  SOLICITATION  EXPENSES
                                               [ ]             [ ]        [ ]
                                   If  you  plan  to  attend  the  Annual
                                   Meeting,  please  mark  the  WILL
                                   ATTEND  block.
                                                       WILL
                                                       ATTEND   [  ]



                                   Date:          ,

                                   Signature

                                   Signature  if  held  jointly

                                   NOTE:  Please  sign  as  name appears hereon.
                                   Joint  owners  should  each  sign.  When
                                   signing as attorney, executor, administrator, trustee, or guardian, please give
                                   full  title  as     such.



                              FOLD AND DETACH HERE







PROXY

     (1)     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                 PIZZA INN, INC.

                               3551 PLANO PARKWAY
                             THE COLONY, TEXAS 75056

               ANNUAL MEETING OF SHAREHOLDERS ON JANUARY 21, 2004

     The undersigned, revoking all proxies heretofore given, hereby appoints B. Keith Clark and Shawn M. Preator, or either of them, as proxies of the undersigned, with full power of substitution and resubstitution, to vote on behalf of the undersigned the shares of Pizza Inn, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 a.m., Dallas time, on Wednesday, January 21, 2004, at the Company's corporate offices, 3551 Plano Parkway, The Colony, Texas 75056, and at all adjournments thereof, as fully as the undersigned would be entitled to vote if personally present, as specified on the reverse side of this card and on such other matters as may properly come before the meeting or any adjournments thereof. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.